Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form 10-SB of our report dated March 29, 2002, except for Note 9 as to which the date is August 9, 2002, relating to the financial statements of GenoMed,
Inc. as of December 31, 2001 and our report dated March 29, 2002 relating to the financial statements of Genomic Medicine, LLC as of November 9, 2001 and the
reference to our firm as experts in the Registration Statement.

/s/Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

October 1, 2002
Denver, Colorado